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                                                                    Exhibit 4.11

                                                               Execution Version
                                                               -----------------

                                SEVENTH AMENDMENT

                                       TO

                                FINANCE AGREEMENT

     Seventh Amendment to Finance Agreement (the "Amendment") dated as of January 16, 2002 by and among OPERADORA UNEFON, S.A. DE C.V., as borrower (the "Borrower"), TORONTO DOMINION (TEXAS), INC. ("Toronto Dominion"), as collateral agent (in such capacity, the "Collateral Agent"), and NORTEL NETWORKS LIMITED (formerly known as Nortel Networks Corporation) ("Nortel Networks"), as administrative agent (the "Administrative Agent") (pursuant to the Acceptance of Appointment as Administrative Agent dated June 25, 2000) and lender ("Lender" and together with the several lenders party to the Finance Agreement (as defined below) from time to time, the "Lenders").

                                   WITNESSETH:

     WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent and the Lender have heretofore entered into a Finance Agreement dated as of September 7, 1999, as amended by the First Amendment to Finance Agreement dated as of November 15, 1999, the Second Amendment to Finance Agreement dated as of March 1, 2000, the Third Amendment to Finance Agreement dated as of April 14, 2000, the Fourth Amendment and Waiver dated as of September 18, 2000, the Fifth Amendment, Consent and Waiver to Finance Agreement dated as of December 13, 2000, and the Sixth Amendment to Finance Agreement dated as of September 20, 2001 (the "Finance Agreement");

     WHEREAS, the Borrower and the Collateral Agent have heretofore entered into a Closing Memorandum of Understanding dated as of November 15, 1999 (as amended, the "MOU"), pursuant to which the Borrower was required, among other conditions, to replace the Stock Pledge Agreement (as defined in the Finance Agreement) for the Stock Trust Agreement (as defined in the Finance Agreement);

     WHEREAS, all conditions under the MOU, other than the above-described condition, have been satisfied or otherwise terminated;

     WHEREAS, the Administrative Agent, the Collateral Agent and the Lender have agreed with the Borrower that the MOU and the above-described remaining condition contained in the MOU shall be deemed terminated subject to and upon the effectiveness of this Amendment;

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

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     SECTION 1. Definitions, Ratification, References. Unless otherwise specifically defined herein, each term used herein that is defined in the Finance Agreement shall have the meaning assigned to such term in the Finance Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Finance Agreement shall from and after the date of this Amendment refer to the Finance Agreement as amended by this Amendment.

     SECTION 2. Amendment to Finance Agreement. The parties hereto hereby agree that the Finance Agreement shall be amended as follows:

     2.1. Stock Trust Agreement.

     Section 6.1(b)(iii) of the Finance Agreement shall be amended by:

          (a) deleting from the sixth line thereof the word "Trust" and inserting in its place the word "Pledge".

          (b) inserting in the seventh line thereof, after the word "Agreement," and before the word "and," the following:

               provided that, upon request of the Lenders at any time during the term of the Finance Agreement, Borrower shall execute a Stock Trust Agreement in substitution of such Stock Pledge Agreement.

     SECTION 3. Termination of MOU. The Borrower and the Collateral Agent hereby agree that upon the effectiveness of this Amendment, the MOU shall be deemed terminated and the Borrower shall have no further obligations thereunder.

     SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon the execution and delivery of this Amendment by the parties hereto.

     SECTION 5. Expenses. The Borrower acknowledges and agrees that in accordance with Section 4.1 of the Finance Agreement, any expenses incurred by the Administrative Agent in connection with the preparation of this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including reasonable legal fees and out-of-pocket costs and expenses of outside counsel, shall be fully reimbursed by the Borrower.

     SECTION 6. Representations and Warranties. Each party hereto represents and warrants (i) that it has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Amendment and
(ii) that this Amendment and the Finance Agreement as amended by this Amendment constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms.

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     SECTION 7. No Other Amendments Consents and Waivers. Except as expressly, amended, modified and supplemented by this Amendment, the provisions of the Finance Agreement are and shall remain in full force and effect. The Administrative has not agreed to, and shall not be deemed to have agreed to, any other amendment, modification, consent or waiver to any of the terms of the Finance Agreement other than as expressly set forth and agreed upon herein.

     SECTION 8. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York (not including such state's conflict of law provisions).

     SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute only one agreement.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized officers as of the date first above written.

                                         OPERADORA UNEFON, S.A. DE C.V.,
                                         as Borrower

                                         By:  /s/
                                              ----------------------------------
                                         Name:
                                         Title:


                                         By:  /s/
                                              ----------------------------------
                                         Name:
                                         Title:
                                         NORTEL NETWORKS LIMITED,
                                         as Administrative Agent and Lender

                                         By:  /s/ Jorge H. Suarez
                                              ----------------------------------
                                         Name:  Jorge H. Suarez
                                         Title: Attorney-in-Fact

                                         TORONTO DOMINION (TEXAS), INC.,
                                         as Collateral Agent

                                         By:  /s/
                                              ----------------------------------
                                         Name:
                                         Title: